UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2006

CHINA KANGTAI CACTUS BIO-TECH INC.
(Exact name of small business issuer as specified in its charter)

Nevada	87-0650263
(State or Other Jurisdiction of Incorporation or	(I.R.S. Employer Identification Number)
Organization)

No. 99 Taibei Road Limin Economy and Technology Developing District
Harbin, P. R. C. Zip Code: 150025
(Address of principal executive offices)

(86) 451-57351189 ext 126
Registrant’s Telephone Number, Including International Code and Area Code:

Unit 3302, 33F, Lippo Centre, Tower 2,
89 Queensway, Admiralty, Hong Kong
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets.

Harbin Hainan Kangda Cactus Hygienical Foods Co., Ltd. (“Harbin Hainan Kangda”), our main operating subsidiary, on June 26, 2006 completed the acquisition of Guangdong Taishan Kangda Cactus Hygienical Food Co., Ltd (“Taishan Kangda”÷for $1.475 million cash. The value was based upon the registered capital of Taishan Kangda. Registered capital in China is the initial investment/assets entrepreneurs put up when they form a venture company. This amount is usually registered with the local government administration when the company gets its business license. Taishan Kangda was established in 2001 with registered capital of RMB11,800,000Yuan. Over the years, its plant and workshops have depreciated. But its land use rights and its cactus stocks in the plantation have appreciated. Plus with the anticipated saving in transportation costs and local processing costs that we will achieve due to locating a new production facility in the south of China in addition to our existing production facility in the north of China, we believe paying the amount of Taishan Kangda's registered capital is justified. Therefore both parties negotiated and have reached such an agreement for the acquisition on an arm’s-length basis. The transaction was structured as a stock purchase from the three individual shareholders of Taishan Kangda, none of whom is an affiliate.

Taishan Kangda’s assets include cactus plantation of 360 mu (about 59.3 acres), currently growing cacti worth over RMB5,100,000Yuan ($637,500USD). The plantation is at the Shalan Township of Taishan City. In that location, there are also a plant and workshops occupying about 10,000 square meters, but no usable equipment.

We will purchase and install new machinery and equipment there, and move the production currently carried out in Heilongjiang Province to this new site in Taishan City, Guangdong Province.

We will produce cactus based beverage, including cactus palm juice drinks and cactus fruit juice drinks. We will also produce cactus dry powders which can be consumed directly or used as ingredients for medicine and cosmetic products, and dry slices which can be used as inputs for the production of livestock feeds.

We also plan to produce in this new plant, if the demand grows, cactus based wines and beers.

We have large areas of cactus plantations in the area. However our major production facilities are based in the Heilongjiang Province, which is at the very north of China. By acquiring Taishan Kangda and shifting its production there, we anticipate savings in transportation costs and being able to more efficiently and effectively serve the market in Guangdong and other 5 provinces in southern China.

We are also paying significant processing fees for our products processed by non-owned local plants in this area. We anticipate savings resulting from the elimination of these fees once we start to process the products ourselves in this new plant.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

Not required

(b) Pro Forma Financial Information.

Not required.

(c) Exhibits.

 A. The Definitive Purchase Agreement signed between the Company and Taishan Kangda on June 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHINA KANGTAI CACTUS BIO-TECH INC.
(Registrant)

Date: June 29, 2006                                 By: /s/ Hong Bu, Chief Financial Officer